UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 25, 2013

CytoDyn Inc.

(Exact name of registrant as specified in charter)

Colorado

(State or other jurisdiction of incorporation)

000-49908

(SEC File Number)

75-3056237

(IRS Employer Identification No.)

5 Centerpointe Drive, Suite 400 Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(971) 204-0382

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On September 25, 2013, CytoDyn Inc. (the “Company”) completed the private sale of 2,482,903 units (“Units”) at a purchase price of $1.30 per Unit for total gross sale proceeds of $3,227,774 in a private placement to 53 purchasers. On September 30, 2013, the Company completed the private sale of an additional 1,256,153 Units for total gross sale proceeds of $1,633,000 to 17 additional purchasers. The Company will issue two shares of its Common Stock, or a total of 7,478,108 shares, plus a warrant to purchase one additional share of Common Stock, or a total of 3,739,054 shares subject to Unit warrants, for each Unit sold. Unit warrants are exercisable at an exercise price of $0.75 per share and will expire five years after issuance.

The Company is seeking to raise a total of approximately $10,000,000 in capital (including amounts already raised) through the private offer and sale of up to 7,700,000 Units on the same terms as the sales described above. It has agreed to pay a 10% commission and a 3% nonaccountable, administrative fee on the gross sale proceeds to its placement agent. It will also issue seven-year warrants with an exercise price of $0.75 per share to its placement agent covering a number of shares equal to 15% of the total number of shares subject to Units sold in the offering. If the Unit warrants issued in the offering are subsequently exercised, the placement agent will be entitled to an additional cash fee of 6% of gross exercise proceeds realized.

The sales of Units are intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act and the safe harbor provisions of Rule 506 of Regulation D promulgated thereunder applicable to sales of securities exclusively to accredited investors, as that term is defined in Rule 501(a) of Regulation D.

The securities being offered by the Company have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a registration statement under the Act registering for resale all of the shares of Common Stock issued in the private placement, together with the shares underlying Unit warrants, no later than November 15, 2013. This report shall not be construed as an offer to sell or the solicitation of an offer to buy any of the Company’s securities.

In addition, on September 5, 2013, the Company’s board of directors granted a stock option to purchase a total of 305,000 shares of Common Stock at an exercise price of $0.75 per share to the principal of an Austrian investor relations firm the Company has retained to provide investor relations services in Europe. The option, which will terminate on September 4, 2018, vested as to 50,000 shares on the date of issuance and will vest at the monthly rate of 15,000 shares for each month during which the consulting agreement is in place. The consulting agreement, which has a term of 18 months, may be terminated for any reason after six months. The Company relied on the exemption from registration set forth in Section 4(2) of the Act in connection with the issuance of the stock option.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CytoDyn Inc.

Dated: October 1, 2013	By:	/s/ Michael D. Mulholland
Michael D. Mulholland Chief Financial Officer